Exhibit 99.1

VeriFone Reports Results for the First Quarter of Fiscal 2011

SAN JOSE, CA - March 1, 2011 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended January 31, 2011 (“Q1 FY11”).

Net revenues for Q1 FY11 were $284 million, compared to $276 million in the previous quarter and $223 million in the first quarter of fiscal year 2010 (“Q1 FY10”), a 27% year-over-year increase. Services revenue grew by nearly 65% year-over-year and exceeded 20% of total net revenues in Q1 FY11.

Non-GAAP gross margins were 41% for Q1 FY11, compared to 40% in the prior quarter and 39% in Q1 FY10. GAAP gross margins for the latest quarter were 39% compared to 38% in the prior quarter and 37% in Q1 FY10.

Non-GAAP net income per diluted share for Q1 FY11 was $0.43, compared to $0.40 in the prior quarter and $0.26 for Q1 FY10, a 65% year-over-year increase. GAAP net income per diluted share for the latest quarter was $0.35, compared to $0.55 in the prior quarter and $0.12 in the year-earlier period.

“VeriFone posted a remarkable first quarter with record revenue, accelerating growth rates, and expanding margins," said Douglas G. Bergeron, Chief Executive Officer. “Every region grew by a double digit percentage, and our transformational service initiatives made significant advances in the quarter. We are excited about our prospects for 2011 and beyond,” Bergeron added. “We find ourselves at the epicenter of the mobile payments revolution and the key enabler of the integration of new payment methods with the world's existing payment infrastructure."

Highlights Since Last Earnings Release

VeriFone and Gemalto N.V., which announced a strategic partnership in October 2010, completed the transfer of Gemalto’s point-of-sale (“POS”) solutions business to VeriFone effective December 31, 2010. The companies also have discussed plans for joint introduction of EMV chip and pin solutions for the U.S. market.

VeriFone announced PAYware Mobile Enterprise, a secure mobile card acceptance solution and services that large retailers can integrate with in-store POS infrastructure to enable mobile payment acceptance and other applications such as line-busting, inventory management and out-of-store delivery and service calls. PAYware Mobile Enterprise provides secure PIN debit support, a bar code scanner and NFC contactless and EMV smart card acceptance. VeriFone also announced that Elavon, a wholly-owned subsidiary of U.S. Bancorp (NYSE: USB) and a leading global payments provider, will market and support the PAYware Mobile version for small merchants.

VeriFone announced several important achievements for its VeriShield Total Protect end-to-end encryption solution, the de facto industry standard for protecting cardholder information and reducing risk. Chase Paymentech incorporated VeriShield as a component of its newly launched Safetech Fraud and Security Solutions.

CardNET, the largest card transaction processor in the Dominican Republic, became the first customer in the Latin America and Caribbean region for VeriShield Total Protect secured by RSA. And BevMo!, a leading western U.S. beverages retailer, implemented VeriShield to secure customer payments and significantly reduce scope of PCI audits. During the quarter, VeriFone doubled to 30 the number of national retailers committed to VeriShield Total Protect.

VeriFone announced that its taxi card payment and digital media solution was fully approved for most taxi models by the London licensing authority. VeriFone’s system integrates with taxi meters and will support real-time media and provide advertisers with a new, highly targeted channel.

Guidance – Second Quarter 2011 and Full Year

VeriFone is raising revenue and earnings guidance for the second quarter ending April 30, 2011. The company expects to report net revenues in the range of $280 million to $284 million and non-GAAP net income per diluted share in the range of $0.42 to $0.43.

VeriFone is also raising revenue and earnings guidance for the full fiscal year 2011. The company expects to report FY11 net revenues in the range of $1,150 million to $1,160 million and non-GAAP net income per diluted share in the range of $1.75 to $1.80, excluding any impact from the Hypercom acquisition.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: whether the proposed transactions described herein can be completed in a timely manner and whether the anticipated benefits of the proposed transaction can be achieved, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

HYPERCOM TRANSACTION

In connection with the proposed Hypercom transaction, VeriFone has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a proxy statement/prospectus relating to the proposed transaction. Investors are urged to read the form S-4 and proxy statement/prospectus (and all amendments and supplements thereto) and any other relevant documents filed with the SEC because they contain important information about VeriFone, Hypercom and the proposed transaction. You can obtain copies of the S-4 and proxy statement/prospectus, as well as VeriFone’s other filings, free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by VeriFone free of charge by visiting our website (www.verifone.com) or by directing a request in writing to: VeriFone, Attention: Investor Relations, 2099 Gateway Place, Suite 600, San Jose, CA 95110, by phone to (408) 232-7979 or by e-mail to ir@verifone.com. You may obtain documents filed with the SEC by Hypercom free of charge at Hypercom’s website (www.hypercom.com) or by directing a request in writing to Hypercom Corporation, Attention: Investor Relations, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, by phone to (480) 642-5000, or by e-mail to stsujita@hypercom.com.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.

VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

http://ir.verifone.com
Investor Contact:
Doug Reed
Vice President, Treasurer and Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets and step-down in deferred revenue on acquisition but do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition. These contracts are ones whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition and other acquisition related charges (such as integration charges and certain interest charges). Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. In addition, we exclude non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement). Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note D: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

	2011	2010	Change (1)

Net revenues:

System Solutions	$225,707	$188,014	20.0%

Services	58,058	35,386	64.1%

Total net revenues	283,765	223,400	27.0%

Cost of net revenues:

System Solutions	135,504	115,192	17.6%

Amortization of purchased intangible assets	4,636	4,893	-5.3%

Total cost of Systems Solutions net revenues	140,140	120,085	16.7%

Services	32,134	21,409	50.1%

Total cost of net revenues	172,274	141,494	21.8%

Gross profit	111,491	81,906	36.1%

Operating expenses:

Research and development	21,642	17,100	26.6%

Sales and marketing	28,306	20,475	38.2%

General and administrative	24,016	20,481	17.3%

Amortization of purchased intangible assets	2,316	4,492	-48.4%

Total operating expenses	76,280	62,548	22.0%

Operating income	35,211	19,358	81.9%

Interest expense	(7,570)	(7,254)	4.4%

Interest income	283	296	-4.4%

Other income (expense), net	1,651	(1,760)	nm

Income before income taxes	29,575	10,640	178.0%

Provision for (benefit from) income taxes	(2,456)	19	nm

Net income	$32,031	$10,621	201.6%

Net income per share:

Basic	$0.37	$0.13

Diluted	$0.35	$0.12

Weighted average shares used in computing net
income per share:

Basic	87,090	84,690

Diluted	91,321	86,610

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

	(UNAUDITED)

	Three Months Ended January 31,

	2011	2010	Change

United States and Canada	$128,304	$89,613	43%

Europe	78,707	69,374	13%

Latin America	50,131	40,623	23%

Asia	26,623	23,790	12%

	$283,765	$223,400	27%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	January 31,	October 31,

	2011	2010

Assets

Current assets:

Cash and cash equivalents	$479,167	$445,137

Accounts receivable, net	164,830	132,988

Inventories	112,084	111,901

Other current assets	87,055	71,065

Total current assets	843,136	761,091

Property, plant and equipment, net	46,476	46,007

Purchased intangible assets, net	43,671	50,121

Goodwill	171,533	169,322

Other assets	48,521	48,785

Total assets	$1,153,337	$1,075,326

Liabilities and Equity

Current liabilities:

Accounts payable	$77,596	$64,016

Income taxes payable	3,395	651

Deferred revenue, net	54,696	55,264

Other current liabilities	142,921	134,595

Short-term debt	5,193	5,280

Total current liabilities	283,801	259,806

Deferred revenue, net	23,798	22,344

Long-term debt	470,759	468,231

Other long-term liabilities	110,570	117,482

Noncontrolling interest	1,381	1,438

Total stockholders' equity	263,028	206,025

Total liabilities and equity	$1,153,337	$1,075,326

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended January 31,

	2011	2010

Cash flows from operating activities

Net income	$32,031	$10,621

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization, net	9,485	14,890

Stock-based compensation	7,439	4,685

Non-cash interest expense	3,818	3,571

Gain on bargain purchase of business	(1,476)	-

Deferred income taxes	(319)	494

Gain on adjustments to acquisition related balances	(691)	(613)

Other	513	676

Net cash provided by operating activities before changes in working capital	50,800	34,324

Changes in operating assets and liabilities:

Accounts receivable, net	(13,299)	16,356

Inventories	5,474	1,425

Other assets	(15,323)	(11,413)

Accounts payable	5,263	747

Income taxes payable	2,744	(422)

Deferred revenues, net	(664)	1,579

Other liabilities	(4,586)	12,720

Net cash provided by operating activities	30,409	55,316

Cash flows from investing activities

Purchases of property, plant and equipment	(2,315)	(1,912)

Software development costs capitalized	(261)	(707)

Acquisitions of businesses, net of cash acquired	(9,730)	-

Proceeds from disposal of property, plant and equipment	-	1,355

Net cash used in investing activities	(12,306)	(1,264)

Cash flows from financing activities

Repayments of debt and advances against banker's acceptances	(1,358)	(6,103)

Proceeds from issuance of common stock through equity incentive plans	16,678	2,721

Net cash provided by (used in) financing activities	15,320	(3,382)

Effect of foreign currency exchange rate changes on cash and cash equivalents	607	(1,049)

Net increase in cash and cash equivalents	34,030	49,621

Cash and cash equivalents, beginning of period	445,137	324,996

Cash and cash equivalents, end of period	$479,167	$374,617

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2011	2010

GAAP Net revenues - System Solutions		$225,707	$188,014

Amortization of step-down in deferred revenue on acquisition	A	-	-

Non-GAAP Net revenues - System Solutions		$225,707	$188,014

GAAP Net revenues - Services		$58,058	$35,386

Amortization of step-down in deferred revenue on acquisition	A	175	-

Non-GAAP Net revenues - Services		$58,233	$35,386

GAAP Net revenues		$283,765	$223,400

Amortization of step-down in deferred revenue on acquisition	A	175	-

Non-GAAP Net revenues		$283,940	$223,400

GAAP Cost of net revenues - System Solutions		$140,140	$120,085

Stock-based compensation	C	(351)	(340)

Acquisition related and Restructuring costs	A B	(26)	(134)

Amortization of purchased intangible assets	A	(4,636)	(4,893)

Non-GAAP Cost of net revenues - System Solutions		$135,127	$114,718

GAAP Cost of net revenues - Services		$32,134	$21,409

Stock-based compensation	C	(47)	(54)

Acquisition related and Restructuring costs	A B	5	(95)

Amortization of purchased intangible assets	A	(223)	(209)

Non-GAAP Cost of net revenues - Services		$31,869	$21,051

GAAP Gross profit - System Solutions		$85,567	$67,929

Amortization of step-down in deferred revenue on acquisition	A	-	-

Stock-based compensation	C	351	340

Acquisition related and Restructuring costs	A B	26	134

Amortization of purchased intangible assets	A	4,636	4,893

Non-GAAP Gross profit - System Solutions		$90,580	$73,296

GAAP System Solutions gross margins		37.9%	36.1%

Amortization of step-down in deferred revenue on acquisition as
a % of System Solutions net revenues	A	0.0%	0.0%

Stock-based compensation as a % of System Solutions net
revenues	C	0.2%	0.2%

Acquisition related and Restructuring costs as a % of System
Solutions net revenues	A B	0.0%	0.1%

Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	2.1%	2.6%
Non-GAAP System Solutions gross margins		40.1%	39.0%

GAAP Gross profit - Services		$25,924	$13,977

Amortization of step-down in deferred revenue on acquisition	A	175	-

Stock-based compensation	C	47	54

Acquisition related and Restructuring costs	A B	(5)	95

Amortization of purchased intangible assets	A	223	209

Non-GAAP Gross profit - Services		$26,364	$14,335

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2011	2010

GAAP Services gross margins		44.7%	39.5%

Amortization of step-down in deferred revenue on acquisition as
a % of Services net revenues	A	0.3%	0.0%

Stock-based compensation as a % of Services net revenues	C	0.1%	0.2%

Acquisition related and Restructuring costs as a % of Services
net revenues	A B	0.0%	0.3%

Amortization of purchased intangible assets as a % of Services
net revenues	A	0.4%	0.6%
Non-GAAP Services gross margins		45.3%	40.5%

GAAP Gross profit		$111,491	$81,906

Amortization of step-down in deferred revenue on acquisition	A	175	-

Stock-based compensation	C	398	394

Acquisition related and Restructuring costs	A B	21	229

Amortization of purchased intangible assets	A	4,859	5,102

Non-GAAP Gross profit		$116,944	$87,631

GAAP Gross margins		39.3%	36.7%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	0.1%	0.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.0%	0.1%

Amortization of purchased intangible assets as a % of net
revenues	A	1.7%	2.3%
Non-GAAP Gross margins		41.2%	39.2%

GAAP Research and development		$21,642	$17,100

Stock-based compensation	C	(876)	(937)

Acquisition related and Restructuring costs	A B	(4)	-

Non-GAAP Research and development		$20,762	$16,163

GAAP Sales and marketing		$28,306	$20,475

Stock-based compensation	C	(3,030)	(1,825)

Acquisition related and Restructuring costs	A B	(167)	-

Non-GAAP Sales and marketing		$25,109	$18,650

GAAP General and administrative and amortization of purchased
intangible assets		$26,332	$24,973

Stock-based compensation	C	(3,138)	(1,527)

Other charges - SOX remediation	A B	-	(1,094)

Acquisition related and Restructuring costs	A B	(2,759)	(762)

Amortization of purchased intangible assets	A	(2,316)	(4,492)

Non-GAAP General and administrative		$18,119	$17,098

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2011	2010

GAAP Operating expenses		$76,280	$62,548

Stock-based compensation	C	(7,044)	(4,289)

Other charges - SOX remediation	A B	-	(1,094)

Acquisition related and Restructuring costs	A B	(2,930)	(762)

Amortization of purchased intangible assets	A	(2,316)	(4,492)

Non-GAAP Operating expenses		$63,990	$51,911

GAAP Operating income		$35,211	$19,358

Amortization of step-down in deferred revenue on acquisition	A	175	-

Stock-based compensation	C	7,442	4,683

Other charges - SOX remediation	A B	-	1,094

Acquisition related and Restructuring costs	A B	2,951	991

Amortization of purchased intangible assets	A	7,175	9,594

Non-GAAP Operating income		$52,954	$35,720

GAAP Operating margin		12.4%	8.7%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	2.6%	2.1%

Other charges - SOX remediation as a % of net revenues	A B	0.0%	0.5%

Acquisition related and Restructuring costs as a % of net
revenues	A B	1.0%	0.4%

Amortization of purchased intangible assets as a % of net
revenues	A	2.5%	4.3%
Non-GAAP Operating margin		18.6%	16.0%

GAAP Interest expense		$(7,570)	$(7,254)

Acquisition related interest charges	A	466	414

Non-cash interest expense	B	3,819	3,571

Non-GAAP Interest expense		$(3,285)	$(3,269)

GAAP Interest income		$283	$296

Non-GAAP Interest income		$283	$296

GAAP Other income (expense), net		$1,651	$(1,760)

Other charges - acquisitions related and other	A B	(2,178)	343

Gain on debt extinguishment	B	-	(61)

Non-GAAP Other expense, net		$(527)	$(1,478)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

		Three Months Ended January 31,

		2011	2010

Non-GAAP Income before income taxes		$49,425	$31,269

GAAP Provision for (benefit from) income taxes		$(2,456)	$19

Income tax effect of non-GAAP exclusions	B	12,341	8,736

Non-GAAP Provision for income taxes (1)		$9,885	$8,755
Non-GAAP Income tax rate (1)		20%	28%

GAAP Net income		$32,031	$10,621

Amortization of step-down in deferred revenue on acquisition	A	175	-

Stock-based compensation	C	7,442	4,683

Other charges - SOX remediation, acquisitions related and other
	A B	(1,712)	1,851

Acquisition related and Restructuring costs	A B	2,951	991

Amortization of purchased intangible assets	A	7,175	9,594

Non-cash interest expense	B	3,819	3,571

Gain on debt extinguishment	B	-	(61)

Income tax effect of non-GAAP exclusions	B	(12,341)	(8,736)

Total Non-GAAP Net income		$39,540	$22,514

Non-GAAP Net income per share:

Basic	D	$0.45	$0.27

Diluted	D	$0.43	$0.26

Weighted average shares used in computing Non-GAAP net
income per share:

Basic	D	87,090	84,690

Diluted	D	91,321	86,610

GAAP Net income as a % of net revenues		11.3%	4.8%

Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	2.6%	2.1%

Other charges - SOX remediation, acquisitions related and other
as a % of net revenues	A B	-0.6%	0.8%

Acquisition related and Restructuring costs as a % of net
revenues	A B	1.0%	0.4%

Amortization of purchased intangible assets as a % of net
revenues	A	2.5%	4.3%

Non-cash interest expense as a % of net revenues	B	1.3%	1.6%

Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%

Income tax effect of non-GAAP exclusions as a % of net
revenues	B	-4.3%	-3.9%
Total Non-GAAP Net income as a % of non-GAAP net revenues		13.9%	10.1%

(1) The Non-GAAP tax rate used in our Non-GAAP reconciliation was changed beginning the fiscal third quarter 2010 from 28% to 20%.